UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 18, 2010
UNITED AMERICAN HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-11638	38-2526913

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 River Place, Suite 4950, Detroit, Michigan	48207

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (313) 393-4571
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 18, 2010, United American Healthcare Corporation (“UAHC”) acquired Pulse Systems, LLC (“Pulse Systems”) for aggregate consideration of $15,608,381 (the “Acquisition”), which is net of cash of $435,327 and subject to adjustments described below, consisting of (A) $6,750,000 (consisting of cash, a promissory note and, subject to shareholder approval, UAHC common stock), in exchange for all of the outstanding common units and warrants to purchase common units of Pulse Systems, (B) $3,990,000 (consisting of $1,750,000 at closing, with the remaining amounts to be paid out over two years), to redeem all of the outstanding preferred units of Pulse Systems and (C) $5,303,708 of assumed debt, comprised of a term loan and capital leases. A description of the Acquisition and related agreements is set forth below.
Securities Purchase Agreement
In connection with the Acquisition, UAHC entered into a Securities Purchase Agreement, dated June 18, 2010 (the “Securities Purchase Agreement”), with Chicago Venture Partners, L.P., Pulse Systems Corporation, Demian Backs, Vince Barletta, Rodger Bell and Merrill Weber (collectively, the “Sellers”), as well as John M. Fife, as the Seller Representative (as defined therein), Pulse Sellers, LLC, Pulse Holdings, LLC, and Pulse Systems, under which UAHC acquired all of the common units and certain warrants to purchase common units of Pulse Systems for an aggregate purchase price of $5,918,797. Chicago Venture Partners, which owned 59% of the common units of Pulse Systems prior to the transaction, is controlled by John M. Fife, who is the sole member of St. George Investments, LLC (“St. George”). John M. Fife also served as Chairman of Pulse Systems prior to the transation. St. George is party to that certain Voting and Standstill Agreement (the “Standstill Agreement”) with UAHC, as disclosed in UAHC’s Current Report on Form 8-K filed on March 22, 2010. The Standstill Agreement was amended on June 7, 2010 and a waiver was granted on June 18, 2010; see “Amendments and Waiver to Voting and Standstill Agreement” below.
The purchase price consists of $2,568,797 in cash paid at closing, a promissory note in the principal amount of $1,750,000 made by UAHC in favor of the Sellers with a maturity date of January 2, 2011 (the “Seller Note”), and, subject to shareholder approval, the issuance of 1,608,040 shares of UAHC common stock (valued at $1,600,000). If shareholder approval of the share issuance is not obtained by December 31, 2010, UAHC will, in lieu of the issuance of such shares, return to the Sellers 1,313,945 common units of Pulse Systems, representing approximately 26% of the common units outstanding as of June 18, 2010. The promissory note is non-interest bearing and secured by a pledge of the common units of Pulse Systems acquired by UAHC, which pledge remains subordinate to the pledge of such units under the Loan Agreement described below. The purchase price is subject to standard post-closing adjustments based on targeted cash, working capital and closing debt numbers. The Securities Purchase Agreement contains standard representations and warranties and indemnities from the Sellers. To secure any downward post-closing adjustment to the purchase price and any indemnity claims, $500,000 of the purchase price (cash and securities) will be placed into an escrow account. At closing, $100,000 in cash was placed in escrow. If shareholder approval of the UAHC share issuance is obtained, then 402,010 shares will be placed into escrow. If common units of Pulse Systems are returned to the Sellers upon failure to receive shareholder approval, 366,535 common units will be placed in escrow.
Warrant Purchase Agreement
In connection with the Acquisition, UAHC also entered into a Warrant Purchase Agreement, dated June 18, 2010 (the “Warrant Purchase Agreement”), with Convergent Capital Partners I, L.P., Main Street Equity Interests, Inc., Medallion Capital, Inc. and Pacific Mezzanine Fund, L.P., pursuant to which UAHC acquired the remaining warrants to purchase common units of Pulse Systems for an aggregate purchase price of $831,203 paid in cash at closing. The Warrant Purchase Agreement contains limited representations and warranties and indemnities from the warrant sellers.
Loan and Security Agreement and Pledge Agreement
In connection with the Acquisition, UAHC paid $750,000 to reduce the outstanding amount of Pulse System’s debt under the Loan Agreement, defined below. Pulse Systems remains party to the Loan and Security Agreement, as amended (the “Loan Agreement”), with Fifth Third Bank, which currently relates to a revolving loan not to exceed $1,000,000, of which no amounts were outstanding as of the closing, and a $5,000,000 term loan, with a remaining balance of $4,250,000. The revolving loan matures June 30, 2011 and bears interest at prime plus 4% or, at the option of Pulse Systems, Adjusted LIBOR (the greater of LIBOR or 3%) plus 4%. The term loan matures on March 31, 2014, bears interest at Adjusted LIBOR plus 6.5% and requires quarterly principal payments of $265,625. The loans are secured by a lien on all of the assets of Pulse Systems.
The Loan Agreement contains financial covenants. In connection with the Acquisition and the execution of the Second Amendment to the Loan and Security Agreement (the “Amendment”), the lender waived the existing defaults under the Loan Agreement arising from Pulse System’s failure to satisfy (a) the Adjusted EBITDA (as defined therein) covenant as of December 31, 2009 and March 31, 2010, (b) the Funded Debt to Adjusted EBITDA covenant (as defined therein) as of March 31, 2010, (c) the Fixed Charge Coverage Ratio (as defined therein) as of December 31, 2009 and March 31, 2010, and (d) to timely deliver audited financial statements for the fiscal year ended December 31, 2009. In addition, the Amendment modifies the definition of Adjusted EBITDA, to among other things, add $750,000 to the calculation to reflect the $750,000 contribution to capital made by UAHC to Pulse Systems at closing which was applied to reduce the amount of Pulse System’s debt.
In addition, UAHC has pledged its membership interests in Pulse Systems as additional security for the loans, as set forth in the Membership Interest Pledge Agreement (the “Pledge Agreement”). The Pledge Agreement restricts the ability of UAHC to incur additional indebtedness, other than the Seller Note and up to $1,000,000 of unsecured working capital financing. The Pledge Agreement also generally restricts the payments of dividends or distributions on, and redemptions of, UAHC common stock, except as permitted under the Standstill Agreement, as amended.
Redemption Agreement
In connection with the Acquisition, Pulse Systems also entered into a Redemption Agreement, dated June 18, 2010 (the “Redemption Agreement”), with Pulse Systems Corporation, the holder of all of the outstanding preferred units in Pulse Systems. The aggregate redemption price is $3,990,000 for the preferred units, including the accrued but unpaid return on such units, which reflects a $826,000 reduction from the actual outstanding amount as of the date of the agreement. In addition, the 14% dividend rate on the preferred units is eliminated, subject to reinstatement if there is a default as explained in the next sentence. If Pulse Systems fails to pay the entire $3,990,000 redemption price as required by the terms of the redemption agreement, the $826,000 discount is eliminated and the preferred units will be entitled to a 14% per annum cumulative (but not compounded) return, consistent with the current terms of the preferred stock. Pulse Systems Corporation has agreed to the redemption of its preferred units over a two-year period, commencing with a cash payment made at closing of $1,750,000. Thereafter, Pulse Systems will redeem $40,000 of the preferred units on August 31, 2010 and each month for the next 21 months, with a final payment of $1,360,000 in June 2012. The obligations of Pulse Systems under the redemption agreement are subordinate to its obligations under the Loan Agreement and Pledge Agreement. In addition, the redemption payments can be made only if the required funds are provided by UAHC to Pulse Systems.

Amendments and Waiver to Voting and Standstill Agreement
On June 4, 2010, with the consent of the Company as required by the Standstill Agreement, St. George sold 1,603,647 shares to The Dove Foundation (the “Trust”), a charitable trust organized under the laws of Illinois and intending to qualify as a 501(c)(3) organization under the Internal Revenue Code. The Trust purchased the shares through the issuance of an unsecured promissory note in the amount of $1,555,537.59. On and effective June 7, 2010, as required by the Standstill Agreement, the Trust entered into an agreement to join the Standstill Agreement, as amended by the Company and St. George (as described below), and to be bound by all of the terms and conditions, benefits and restrictions, as applicable to St. George, other than the provisions relating to the capital call described therein. In addition, on and effective June 7, 2010, the Company and St. George agreed to amend the Standstill Agreement to, among other things, permit the Company to replace the cash reserve supporting the Company’s put obligation under the Standstill Agreement with other collateral reasonably acceptable to St. George.
In connection with the Acquisition, St. George, The Dove Foundation and UAHC executed a waiver which provides that the Acquisition would not constitute a “Triggering Event” within the meaning of the Standstill Agreement. If a Triggering Event occurs, UAHC’s right to call to purchase the shares owned by The Dove Foundation and St. George terminates. In addition, the occurrence of a Triggering Event modifies the calculation of the price for issuing preferred shares in the event the Company exercises its option to have St. George invest an additional $600,000 by purchasing preferred shares.
The foregoing descriptions of the Securities Purchase Agreement, Warrant Purchase Agreement, Loan Agreement, Pledge Agreement, Redemption Agreement and the amendment, joinder and waiver of the Standstill Agreement, as amended (collectively, the “Transaction Agreements”) and the transactions consummated or contemplated thereby do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, which are filed as Exhibits 2.1, 2.2, 2.3, 4.1, 4.2, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.
The Transaction Agreements have been included as exhibits to this Current Report on Form 8-K to provide you with information regarding their terms. The Transaction Agreements contain representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the Transaction Agreements were made solely for purposes of the contracts among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.
Items 2.01 Completion of Acquisition or Disposition of Assets.
The information regarding the Acquisition is set forth in Item 1.01 and is incorporated herein by reference.
Items 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information regarding the Loan Agreement, Pledge Agreement and Redemption Agreement is set forth in Item 1.01 and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.
The information regarding the Securities Purchase Agreement is set forth in Item 1.01 and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Subsequent to the Acquisition, Herbert J. Bellucci, 60, will continue as the President and Chief Executive Officer of Pulse Systems, LLC a role he has held since August 2007. Mr. Bellucci has more than 25 years experience in the medical device industry. From August 2005 to July 2007, Mr. Bellucci served as Vice President of Manufacturing and then Vice President of Manufacturing and International of Alphatec Holdings (Nasdaq: ATEC) and its subsidiary Alphatec Spine, Inc., a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders. From May 2003 to April 2005, he served as Senior Vice President of Operations for Digirad Corporation (Nasdaq: DRAD), a publicly-held developer and manufacturer of solid-state gamma cameras for nuclear cardiology and general nuclear medicine applications. Mr. Bellucci holds a bachelor of science degree in engineering from Brown University and an MBA from Stanford Graduate School of Business.
Bellucci is party to an employment agreement with Pulse Systems, dated July 24, 2007 (the Employment Agreement”), which is effective until terminated in accordance with its terms. Mr. Bellucci is entitled to an annual base salary of $225,000, an annual performance bonus and standard benefits available to all employees. The agreement may be terminated by Pulse Systems or Mr. Bellucci at any time, with or without cause and with or without notice. If Pulse Systems terminates Mr. Bellucci’s employment other than for disability or cause (defined therein), or if Mr. Bellucci terminates his employment for good reason (defined therein), and if he executes a general release, he is entitled to severance constituting six months of his base salary, subject to set off.
The foregoing summary is qualified in its entirety by the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and which is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On June 18, 2010, UAHC issued a press release announcing the Acquisition and related transactions, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Additional Information
This Current Report on Form 8-K addresses the transaction between UAHC and Pulse Systems, which includes a potential issuance of 1,608,040 shares of UAHC common stock having a value of $1,600,000 subject to the approval of the shareholders of UAHC. The share issuance will be voted upon by the shareholders of UAHC at a special meeting of the shareholders, and not at the upcoming annual meeting of shareholders to be held on June 29, 2010. The date of the special meeting of shareholders and record date for shareholders eligible to vote at the meeting will be set and announced by UAHC at a later date. In connection with the special meeting of shareholders, the Company intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents to be mailed to shareholders in connection with the potential share issuance. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain these materials (when they are available) and other documents filed by UAHC at the SEC’s website at http://www.sec.gov. These materials (when available) may also be obtained free of charge by directing such request to Investor Relations, United American Healthcare Corporation, 300 River Place Suite 4950, Detroit, Michigan, 48207, telephone: (313) 393-4571, or on UAHC’s website at www.uahc.com.
UAHC, its directors, executive officers and certain other members of its management and employees and other third parties, may be deemed to be participants in the solicitation of proxies from UAHC’s shareholders in connection with the special meeting of shareholders. Information concerning all of UAHC’s participants in the solicitation will be included in the proxy statement relating to the special meeting of shareholders when it becomes available.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements with respect to the Acquisition reported in Item 1.01 will be filed by an amendment to this report within 71 calendar days after the date this report was required to be filed.

(b)	Pro Forma Financial Information

The pro form financial statements with respect to the Acquisition reported in Item 1.01 will be filed by an amendment to this report within 71 calendar days after the date this report was required to be filed.

(d)	Exhibits.

Exhibit No.	Description
2.1	Securities Purchase Agreement, dated June 18, 2010, by and among United American Healthcare Corporation, John M. Fife, as the Seller Representative (as defined therein), Pulse Sellers, LLC, Pulse Holdings, LLC, Chicago Venture Partners, L.P., Pulse Systems Corporation, Demian Backs, Vince Barletta, Rodger Bell and Merrill Weber.

2.2	Warrant Purchase Agreement dated June 18, 2010 by and among United American Healthcare Corporation, Convergent Capital Partners I, L.P., Main Street Equity Interests, Inc., Medallion Capital, Inc. and Pacific Mezzanine Fund, L.P.

2.3	Redemption Agreement, dated June 18, 2010, by and between Pulse Systems, LLC and Pulse Systems Corporation.

4.1	Loan and Security Agreement, dated March 31, 2009, as amended by the First Amendment to the Loan and Security, dated September 23, 2009, and by the Second Amendment to the Loan and Security Agreement, dated June 18, 2010, each by and between Fifth Third Bank and Pulse Systems, LLC.

4.2	Membership Interest Pledge Agreement, dated June 18, 2010, delivered by United American Healthcare Corporation to Fifth Third Bank.

10.1	Employment Agreement, dated July 24, 2007, by and between Pulse Systems, LLC and Herbert J. Bellucci.

10.2	Amendment to Voting and Standstill Agreement, dated June 7, 2010, by and between

Exhibit No.	Description
United American Healthcare Corporation and St. George Investments, LLC.

10.3	Agreement to Join the Voting and Standstill Agreement, dated June 7, 2010, by and among The Dove Foundation, United American Healthcare Corporation and St. George Investments, LLC.

10.4	Acknowledgment and Waiver of Certain Provisions of the Voting and Standstill Agreement, dated June 18, 2010, by and among United American Healthcare Corporation, St. George Investments, LLC and The Dove Foundation.

99.1	Press Release, dated June 18, 2010, titled “United American Healthcare Corporation Announces Acquisition of Pulse Systems, LLC”.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2010	UNITED AMERICAN HEALTHCARE CORPORATION
	By:	/s/ William L. Dennis
		Name:	William L. Dennis
		Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
2.1	Securities Purchase Agreement, dated June 18, 2010, by and among United American Healthcare Corporation, John M. Fife, as the Seller Representative (as defined therein), Pulse Sellers, LLC, Pulse Holdings, LLC, Chicago Venture Partners, L.P., Pulse Systems Corporation, Demian Backs, Vince Barletta, Rodger Bell and Merrill Weber.

2.2	Warrant Purchase Agreement dated June 18, 2010 by and among United American Healthcare Corporation, Convergent Capital Partners I, L.P., Main Street Equity Interests, Inc., Medallion Capital, Inc. and Pacific Mezzanine Fund, L.P.

2.3	Redemption Agreement, dated June 18, 2010, by and between Pulse Systems, LLC and Pulse Systems Corporation.

4.1	Loan and Security Agreement, dated March 31, 2009, as amended by the First Amendment to the Loan and Security, dated September 23, 2009, and by the Second Amendment to the Loan and Security Agreement, dated June 18, 2010, each by and between Fifth Third Bank and Pulse Systems, LLC.

4.2	Membership Interest Pledge Agreement, dated June 18, 2010, delivered by United American Healthcare Corporation to Fifth Third Bank.

10.1	Employment Agreement, dated July 24, 2007, by and between Pulse Systems, LLC and Herbert J. Bellucci.

10.2	Amendment to Voting and Standstill Agreement, dated June 7, 2010, by and between United American Healthcare Corporation and St. George Investments, LLC.

10.3	Agreement to Join the Voting and Standstill Agreement, dated June 7, 2010, by and among The Dove Foundation, United American Healthcare Corporation and St. George Investments, LLC.

10.4	Acknowledgment and Waiver of Certain Provisions of the Voting and Standstill Agreement, dated June 18, 2010, by and among United American Healthcare Corporation, St. George Investments, LLC and The Dove Foundation.

99.1	Press Release, dated June 18, 2010, titled “United American Healthcare Corporation Announces Acquisition of Pulse Systems, LLC”.